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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this combined Registration Statement on Form S-3 of Tommy Hilfiger U.S.A., Inc. and Tommy Hilfiger Corporation of our report dated May 21, 1997 on the financial statements of Tommy Hilfiger Corporation, which is included in Exhibit 99.1 to the Current Report on Form 8-K dated April 1, 1998 and our report dated May 21, 1997 on the financial statements of Tommy Hilfiger Corporation, appearing under Item 8 of the Annual Report on Form 10-K for the fiscal year ended March 31, 1997 which financial statements have been modified to include summarized financial information of Tommy Hilfiger U.S.A., Inc. and disclosure requirements related to Statement of Financial
Accounting Standards No. 128, "Earnings Per Share," as filed on the Current Report on Form 8-K dated April 1, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
New York, New York
April 3, 1998